EXHIBIT 21
SUBSIDIARIES OF WILMINGTON TRUST CORPORATION

Jurisdiction of
Subsidiary	Incorporation
Wilmington Trust Company	Delaware
Brandywine Finance Corporation	Delaware
Brandywine Insurance Agency, Inc.	Delaware
Compton Realty Corporation	Delaware
Rodney Square Investors, L.P.	Delaware
Siobain-VI, LLC	Delaware
Wilmington Brokerage Services Company	Delaware
Wilmington Trust (Cayman), Ltd.	Cayman Islands
Wilmington Trust SP Services (New York), Inc.	Delaware
100 West Tenth Street Corp.	Delaware
Wilmington Trust SP Services, Inc.	Delaware
Special Services (Delaware), Inc.	Delaware
Wilmington Trust SP Services (Delaware), Inc.	Delaware
Wilmington Trust SP Services (Nevada), Inc.	Nevada
Wilmington Trust SP Services (South Carolina), Inc.	South Carolina
Wilmington Trust SP Services (Vermont), Inc.	Vermont
Wilmington SP Services (California), Inc.	California
WT Community Investments, Inc.	Delaware
WTC Camden, Inc.	Delaware
Wilmington Trust FSB	United States
Wilmington Trust Retirement and Institutional Services Company	Delaware
Wilmington Trust Fiduciary Services Company	New Jersey
WTFSB Properties, LLC	Delaware
BLA Holdings Corp.	Massachusetts
BDG & Co.
Wilmington Trust Investment Management, LLC	Georgia
WT Investments, Inc.	Delaware
GTBA Holdings, Inc.	Delaware
Grant, Tani, Barash & Altman Management, Inc.	Delaware
Wilmington Family Office, Inc.	Delaware
Rodney Square Management Corporation	Delaware
Wilmington Trust (UK) Limited	United Kingdom
SPV Advisors Limited	United Kingdom
Wilmington Trust (London) Limited	United Kingdom
Wilmington Trust SP Services (London) Limited	United Kingdom
Bedell SPV Management (Jersey) Limited	Jersey
Wilmington Trust SP Services (Cayman) Limited	Cayman Islands
Wilmington Trust SP Services (Channel Islands) Limited	Jersey
Wilmington Trust SP Services (Dublin) Limited	Ireland
Wilmington Trust SP Services (Frankfurt) GmbH	Germany
WT (Luxembourg) SARL	Luxembourg
Wilmington Trust SP Services (Amsterdam) B. V.	The Netherlands
Wilmington Trust SP Services (Luxembourg) S.A.	Luxembourg
Wilmington Trust CI Holdings Limited	Cayman Islands
Wilmington Trust Corporate Services (Cayman) Limited	Cayman Islands
Florence Limited	Cayman Islands
Kendall Corporation Ltd.	Cayman Islands
Sentinel Corporation	Cayman Islands
Woodridge Corporation Ltd.	Cayman Islands
Redmond Limited	Cayman Islands
Rodney Square Insurance Company, Inc.	Delaware